Exhibit 99.1

AugustA Gold closes C$11.5 MILLION BOUGHT DEAL OFFERING

Vancouver, B.C., January 20, 2023 — Augusta Gold Corp. (TSX:G; OTCQB:AUGG; FSE:11B) (“Augusta Gold” or the “Company”) is pleased to announce that it has closed its previously announced bought deal offering (the “Offering”) of units of Augusta Gold (the “Units”) for aggregate gross proceeds of approximately C$11.5 million, including the full exercise of the over-allotment option in the amount of C$1.5 million.

Pursuant to the Offering, a total of 6,725,147 Units were sold at a price of C$1.71 per Unit. Each Unit was comprised of one share of the Company’s common stock and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”). Each Warrant entitles the holder to acquire one share of the Company’s common stock at a price of C$2.30 until January 20, 2026.

The Offering was made through a syndicate of underwriters led by Eight Capital and including National Bank Financial and TD Securities Inc. (collectively, the “Underwriters”). The Underwriters received a cash commission equal to 5.0% of the aggregate gross proceeds of the Offering. In addition, the Underwriters were issued an aggregate of 336,257 compensation warrants, equal to 5.0% of the number of Units sold under the Offering (the “Compensation Warrants”). Each Compensation Warrant entitles the holder to acquire one share of the Company’s common stock at a price of C$1.71 until January 20, 2024.

Augusta Gold intends to use the net proceeds of the Offering for the advancement of the Bullfrog Project, and for working capital and general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-3 (file no. 333-266055) that was filed in the United States with the Securities and Exchange Commission (the “SEC”) and declared effective on August 18, 2022 and in Canada pursuant to the “northbound” multi-jurisdictional disclosure system. Augusta Gold filed a final prospectus supplement with the SEC in connection with the Offering and a Canadian final prospectus supplement to the base shelf prospectus dated August 18, 2022 with securities regulatory authorities in each of the provinces and territories of Canada other than Québec. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting the SEDAR website at www.sedar.com. Copies of the final prospectus supplement and the accompanying prospectus related to the Offering may also be obtained by contacting Eight Capital, Attention: Enoch Lee by telephone at 647-265-8217 or by email at elee@viiicapital.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these or any other securities. There shall not be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Enquiries

Telephone: 604-687-1717

Email: info@augustagold.com

About Augusta Gold

Augusta Gold is an exploration and development company focused on building a long-term business that delivers stakeholder value through developing the Reward and Bullfrog gold projects and pursuing accretive M&A opportunities. The Reward and Bullfrog gold projects are located in the prolific Bullfrog mining district approximately 120 miles north-west of Las Vegas, Nevada and just outside of Beatty, Nevada. The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information contained in this new release constitute “forward-looking statements”, and “forward-looking information” within the meaning of applicable securities laws (collectively, “forward-looking statements”). These statements appear in a number of places in this news release and include statements regarding our intent, or the beliefs or current expectations of our officers and directors, including the anticipated use of proceeds of the Offering and our focus on building a long-term business that delivers stakeholder value through developing the Reward and Bullfrog gold projects and pursuing accretive M&A opportunities. When used in this news release words such as “to be”, "will", "planned", "expected", "potential", “anticipated” and similar expressions are intended to identify these forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements and/or information are reasonable, undue reliance should not be placed on forward-looking statements since the Company can give no assurance that such expectations will prove to be correct. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to vary materially from those anticipated in such forward-looking statements, including the risks, uncertainties and other factors identified in the Company's periodic filings with Canadian Regulators and the SEC. Such forward-looking statements are based on various assumptions, including assumptions made with regard to assumptions about future prices of gold, and other metal prices, currency exchange rates and interest rates, favourable operating conditions, political stability, obtaining governmental approvals and financing on time, obtaining renewals for existing licenses and permits and obtaining required licenses and permits, labour stability, stability in market conditions, the impact from the pandemic of the novel coronavirus (COVID-19), availability of equipment, the availability of drill rigs, the timing of the publication of any updated mineral resource estimates. While the Company considers these assumptions to be reasonable, based on information currently available, they may prove to be incorrect. Except as required by applicable law, we assume no obligation to update or to publicly announce the results of any change to any forward-looking statement contained herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. If we update any one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should not place undue importance on forward-looking statements and should not rely upon these statements as of any other date. All forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary note.